AMENDMENT TO LEASE AGREEMENT

     THIS AMENDMENT TO LEASE AGREEMENT (this "Amendment"), dated as of January 18, l999, by and among James W. Miller, M.D. (the "Landlord") and Envirometrics,Inc, Envirometrics Products Company, and Azimuth Incorporated, jointly and severally (collectively the "Tenant") provides as follows:

                                    RECITALS

     Landlord and Tenant entered into that certain Lease Agreement (the "Lease") dated as of December 17,1996, for the lease of that certain Premises located at 9229 University Boulevard Unit F-2, North Charleston, South Carolina The Lease provides that so long as Tenant is not in default under the terms of the Lease, Tenant shall have an option to extend the term of the tease for an additional five (5) year term subsequent to the Initial term (the "Extended Term"). Tenant has given Landlord notice it wishes to exercise its option to extend the lease term. Landlord and Tenant desire to confirm that such notice has been given and received and to confirm and document certain understandings and agreements regarding the Extended Term, and the escrowed deposit required by the Lease, as well as certain renovations requested by Tenant, and to that end have entered into this Amendment,

                                   AMENDMENT

     NOW, THEREFORE for and in consideration of the mutual and reciprocal promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Lease Governs. Except as set forth in this Amendment, the provisions of the Lease shall govern. Capitalized terms used herein, unless otherwise defined in this Amendment, shall have the same meanings as those given in the Lease.

          2. Notices. Landlord confirms and acknowledges receipt of notice from Tenant regarding its intent to exercise its option to extend the term of the Lease for an additional five (5) years.

          3. Extended term. The Extended Term of the Lease shall be five (5) years from the expiration of the Initial Term. This Amendment is the extension contemplated in the Lease of the Initial Term, and the Lease shall not be subject to additional extension without the agreement of the parties.

          4. Rent. The first lease year during the Extended Term is the first twelve full months of the Extended Term. Each succeeding twelve-month period shall also constitute a lease year. For each lease year beginning with the first lease year of the Extended Term, the Rent shall increase by an amount equal to the Rent for the preceding lease year multiplied by three percent (3%). Landlord shall notify Tenant in writing, giving calculations of the increase in the Rent, which increase shall become part of the Rent and shall be payable at the same time as and in the same manner as provided herein. Landlord and Tenant agree that this formulation constitutes a fair rental rate for the Premises during the Extended Term.

          5. Deposit. The provisions in Section 7 of the Lease requiring the Tenant to Deposit in Landlord's Segregated Account certain sums as a security deposit against Tenant's timely payment of Rent are hereby modified and amended to reduce the amount held in escrow by Landlord from Thirty Three Thousand One Hundred Thirty flight and 00/100 Dollars ($33,138.00), an amount equal to six (6) months Rent, to Eleven Thousand Forty-Six and 00/100 Dollars ($11,046.00), an amount equal to two months Rent. To the extent not expressly modified in this Section 5, all other provisions or section 7 of the Lease remain unchanged and in full force and effect.

          6.  Renovations.  Landlord,  for  Tenant's  benefit  and  at  Tenant's request, agrees to make certain renovations of the Premises (the "Renovations") which shall be constructed and completed according to the Renovations Schedule to be delivered by Tenant to Landlord no later than seven months before the expiration of the initial Term under which the cost of the Renovations shall not exceed One Hundred Thousand Dollars ($100,000.00). Landlord's obligation to make the Renovations is expressly contingent upon Landlord obtaining financing in the approximate amount of the total cost of the Renovations at terms reasonably satisfactory to Landlord no later than six months before the end of the Initial Term; provided, Landlord shall make his commercially reasonable efforts to procure such financing at the lowest available interest rate. The parties hereby agree that Landlord will obtain and submit to Tenant one (1) bid for the cost of the Renovations and Tenant will obtain and submit to Landlord two (2) bids for the cost of the Renovations. Any bid shall only be from a qualified contractor with the experience and financial capability to complete the Renovations in a timely and satisfactory manner. Landlord agrees to contract with the issuer of the lowest bid to complete the Renovations, provided that such bid is based upon the specifications set forth in the Renovations Schedule. Construction or the Renovations shall be prorated at the direction of Landlord, and the cost thereof paid by Landlord, Landlord will retain ownership of the improvements. Any default of Tenant after Landlord has incurred costs of Renovations but before the end of the Extended Term resulting in termination of the lease shall cause the remaining non-amortized cost to be immediately due and payable from the Tenant to Landlord. Notwithstanding anything to the contrary to this
     Amendment: (a) Tenant may, by written notification to Landlord, elect, at any time before Landlord's application for financing, undertake the cost and completion of the Renovations without the participation of Landlord: or
     (b) if Landlord is not able to obtain financing as provided above, Tenant shall have the right, upon notification to Landlord no later than Ninety
     (90) days before the expiration or the Initial term, to terminate this lease as of the expiration of the Initial Term.

          7. Affirmation of Lease. To the extent not expressly modified hereby, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect, and the parties hereby ratify and confirm the same.


                        SIGNATURE PAGE TO FIRST AMENDMENT
                                 TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the date first above written pursuant to due authority

LANDLORD:                                   TENANT:


                                            Envirometrics, Inc.
________________________________
James W. Miller, M.D.
                                            By:       /s/ WALTER H. ELLIOTT III
                                                 Its President and CEO
Date:          1/18/99
                                            Date:          1/19/99


                                            Envirometrics Products Company


                                            By:       /s/ WALTER H. ELLIOTT III
                                                 Its President and CEO
                                            Date:          1/19/99


                                            Azimuth, Incorporated


                                            By:       /s/ WALTER H. ELLIOTT III
                                                      Its CEO
                                            Date:          1/19/99